Exhibit 23.10


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (No. 33-98684) of our report, dated January 19, 2001, except for Note 5, as to which the date is February 20, 2001, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, on the consolidated financial statements of WTC Industries, Inc. and Subsidiary, incorporated by reference from the Company's Annual Report to Shareholders on Form 10-KSB for the year ended December 31, 2000.


                                                        McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
March 29, 2001